                                                                     EXHIBIT 4.1

                                 CONNECT, INC.
                 FORM OF PRIVATE PLACEMENT PURCHASE AGREEMENT


PRIVATE PLACEMENT PURCHASE AGREEMENT
------------------------------------

Connect, Inc.
515 Ellis Street
Mt. View, CA 94043
re: Purchase of Units

Gentlemen:

1.  Certain Representations; Opinion of Counsel.

     (a) Connect, Inc. (the "Company") represents and warrants to the undersigned ("Subscriber") as follows:

          (i) all filings which the Company has made with the Securities Exchange Commission ("SEC") are correct and accurate in all material respects and in all material respects state all facts necessary to make such filings not misleading, and during the last 12 months all such filings required to be made were timely made;

         (ii) there has been no material adverse change in the business, assets or financial condition of the Company since the most recent such filing, except for adverse changes in the Company's financial condition and results of operations since June 30, 1997;

        (iii) except as set forth in Section 2(g) of the Note (as defined below), the Company has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by it or its stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

         (iv) neither the execution, delivery nor performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which the Company is a party or by which it may be bound or affected;

          (v) NASDAQ has consented to the consummation of this transaction without the approval of the Company's shareholders and, accordingly, the number of shares which may be issued upon conversion of the Notes and Warrants (both as defined below) is not limited by NASDAQ Marketplace Rule 4460(i);

         (vi) the Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have duly authorized and, except as stated in Section 2(g) of the Note (as defined below), all corporate actions and all other approvals, consents, authorizations and filings have been taken or made; and this Agreement, the Notes and the Warrants each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms;

        (vii) the common stock (as defined below) is listed on the Nasdaq National Market and trading in the common stock has not been suspended;

       (viii) there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the issuance of the Units (including any securities contained therein), or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby; and

         (ix) the foregoing representations and warranties will continue to be true and correct on the date of Closing.

     (b) Counsel to the Company is concurrently herewith rendering an opinion to Subscriber in respect of the validity of the securities issued hereby and on certain other matters.

2.  Sale of Units.

     (a) The Company hereby agrees to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, the number of Units set forth opposite Subscriber's name below. The purchase price of each Unit is $40,000 (the purchase price of each Note being $39,000 and each Warrant being $1,000), and is payable in cash at the Closing.

     (b) The sale and purchase of the Units (the "Closing") shall take place on the 14th day after the date of this Agreement, such day being the "Closing Date."

     (c) On the Closing Date, Subscriber shall, if the conditions set forth in Section 2(f) below are satisfied on such Date, pay to the Company by wire transfer of immediately available funds the purchase price of the Units purchased by such Subscriber, against delivery to the Subscriber of the Notes and Warrants comprising such Units.

     (d) Each Unit consists of one convertible note in the principal amount of $40,000 and in the form of Exhibit A (a "Note"), and a warrant (collectively, the "Warrants") in the form of Exhibit B to purchase 13,333 shares of common stock of the Company ("common stock").

     (e) The term "Purchasers" as used herein means subscribers who in the aggregate are purchasing 200 Units on the Closing Date under agreements of the same tenor as this Agreement, and other subscribers who may purchase up to 100 additional Units on or before the 21st day after the date hereof under agreements of the same tenor as this Agreement (the "Completion Date").

     (f) Notwithstanding any other term of this Agreement, Subscriber is not obligated to purchase any Units unless, concurrently therewith, an aggregate of 200 Units are purchased and paid for by all Purchasers, and the Company has complied with the Nasdaq stockholder notice requirements as set forth in Nasdaq Marketplace Rule 4460, Non-Quantitative Designation Criteria for Issuers Excepting Limited Partnerships. It shall be a further condition to the Closing that the Company's representations and warranties hereunder then continue to be true and correct, that the Company provide at Closing a certificate of a senior officer of the Company to such effect, and that counsel to the Company confirm its opinion aforesaid.

3.  Registration.

     (a) The Company will file, on or before the 30th day after the Completion Date, a shelf registration statement on Form S-3 or, if not available, on such other appropriate Form as is then available (the "Registration Statement") for the public sale by Subscriber of the shares which are issuable on conversion of the Notes and the PIK Notes (as defined in Exhibit A) and on exercise of the Warrants. The shares to be covered by the Registration Statement are collectively referred to as the "registered shares."

     (b) The Company shall use its diligent efforts to cause the Registration Statement to become effective not later than 60 days after the Completion Date, and to remain effective for three years; provided, however, that such three-year period shall be extended for any amount of time during which the Registration Statement is not currently in effect, a stop order is in effect or the common stock is not listed and trading on the Nasdaq National Market. The registration shall be accompanied by blue sky clearances in such states as Subscriber may reasonably request.


     (c) The Company shall pay all expenses of the registration hereunder, other than Subscriber's underwriting discounts and counsel or other fees.

     (d) The Company shall supply to Subscriber a reasonable number of copies of all registration materials and prospectuses. The Company shall file with the SEC such amendments and supplements to the Registration Statement and the prospectus included therein as may be necessary to keep the registration statement effective and in compliance with the provisions of the Securities Act. The Company and Subscriber shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type with provisions substantially as set forth in Exhibit C hereto. The Subscriber shall reasonably cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereto.

     (e) Subscriber may transfer all or any part of its registration rights to "permitted transferees" of the Units (or Notes, PIK Notes or Warrants) or portions thereof. A "permitted transferee" is a person to whom a transfer of one or more Units is made at one time in accordance with the terms of this Agreement and who in a written notice addressed to the transferor and to the Company (i) agrees to comply with all covenants and agreements set forth in this Agreement, the Notes, PIK Notes and the Warrants, and (ii) can and does make each of the representations and warranties set forth in
     Section 7 of this Agreement.

     (f) Once the registration statement is effective, the Company will issue UNLEGENDED shares of common stock (in form which can be transmitted electronically if desired by Subscriber):

          (i) on conversion of the Notes and exercise of the Warrants, whether or not such shares are sold simultaneously with such conversion or exercise; or

         (ii) in exchange for any legended shares of common stock which were issued on prior conversion of the Note or exercise of the Warrants.

     (g) Should Subscriber from time to time or times give to the Company notice that it has assigned the Notes, PIK Notes or Warrants or any portion thereof, the Company shall, within ten business days after receipt of such notice as provided below, file a supplement to the registration statement to reflect the name(s) of the transferee(s) as a selling shareholder. Each notice given to the Company pursuant to this Section 3 shall be made in writing to the Company at the address set forth above (or such other address of the Company as is provided to Subscriber in writing or by public announcement), Attention: Chief Financial Officer, shall be made by overnight courier and shall be deemed made upon the date submitted to such overnight courier.

4. Until the 270th day after the effective date of the Registration Statement the Company shall not issue any securities pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided, however, that nothing in this paragraph shall restrict the Company from offering securities for the purpose of raising funds to redeem the Notes pursuant to their terms as set forth in Exhibit A.

5. The Company represents that neither the issuance of the Notes, PIK Notes and Warrants, nor the conversion or exercise thereof, will trigger any rights or obligations under any outstanding securities of the Company.

6. Subscriber represents, warrants and agrees that Subscriber shall not, for so long as any Notes owned by Subscriber remain outstanding:

     (a) offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of the Company's Common Stock (each, a

          "Sale") that Subscriber does not own as of such date, provided, however, that no such restriction shall apply to any Common Stock to be issued to Subscriber upon the conversion of any Notes which are converted within ten business days after such Sale or upon the exercise of any Warrants which are exercised within ten business days after such Sale; or

     (b) directly or indirectly take any action that constitutes illegal manipulation of the price of the Common Stock of the Company.

7. The Company's obligations under this Agreement and under the Notes, PIK Notes and Warrants shall not be subject to defense, offset or counterclaim for any matter or thing, including, without limitation, that Subscriber violated any provision of Section 6. All claims by the Company against Subscriber shall be brought by the Company in separate actions for monetary damages only, and injunctive relief shall not be available.

8.  Securities Representations.

     (a) Subscriber represents and warrants that it is purchasing the Units solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement or as otherwise permitted under the Securities Act.

     (b) Subscriber understands that it may sell or otherwise transfer the Units, the Notes, PIK Notes or Warrants or the shares issuable on conversion of the Notes or PIK Notes or exercise of the Warrants only if such transaction is duly registered under the Securities Act, under the Registration Statement or otherwise, or if Subscriber shall have received the favorable opinion of counsel to Subscriber, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

     (c) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

     (d) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act, and shall be such on the date any Units are issued to Subscriber; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities. Subscriber has had the opportunity to discuss the Company's affairs with the Company's officers.

9.  Commissions and Fees.

     (a) Lehman Brothers is entitled to a fee of 8% of the proceeds to the Company received at the Closing from the sale of the Units (other than sales of Units to current stockholders of the Company for up to $2,000,000 in aggregate purchase price), 50% of which shall be payable in cash and the balance of which shall be payable in Units. The Units that are provided to Lehman Brothers will be issued as part of the 100 Units which the Company may issue at or after the Closing pursuant to this Agreement.

10. Miscellaneous.

     This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties, and may be signed in counterparts. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. The federal and state courts sitting in New York, New York shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.

     All notices, requests, service of process, consents, and (g) other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by recognized overnight courier, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

11. Except as otherwise set forth herein, each party hereto shall be responsible for its own expenses with regard to the negotiation and execution of this Agreement.

12. This Agreement may be amended by written agreement signed by the Company and the original Subscriber.


Dated: ___________________________________


SUBSCRIBER:_______________________________

signature: _______________________________

type or print name: ______________________

Address: _________________________________

Fax No.___________________________________

Social Security No or EIN: _______________

Number of Units: _________________________

AGREED:

CONNECT, INC.

BY_______________________

 EXHIBIT A

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CONNECT, INC. THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Principal Sum: $___________

Holder: ___________________


 CONVERTIBLE NOTE

 (the "Note")

 CONNECT, INC.

CONNECT, INC., a Delaware corporation (hereinafter called the "Corporation"), hereby promises to pay the Principal Sum to the order of Holder on October 1, 1999. This Note shall accrue interest at the rate of 5% per annum, payable on the first day of each calendar quarter commencing January 1, 1998 and at maturity (by acceleration or otherwise) or on conversion (each, an "interest payment date"). Interest shall be computed on the basis of a 360-day year. Interest shall be payable at the option of the Company either in cash or in Notes which have a one-year maturity and are otherwise identical in form to this Note (the "PIK Notes") and have a principal amount equal to the interest, provided that interest may be paid in PIK Notes only if the public sale of shares of Common Stock issuable on conversion thereof is permitted under a then effective registration statement. "Common Stock" means common stock of the Company , par value $.001 per share.

1. This Note is being issued under a Private Placement Purchase Agreement between the Company and the Holder (the "Subscription Agreement"). The term "Registration Statement" shall have the meaning attributed thereto in the Subscription Agreement, and the term "Effective Date" means the date on which the Registration Statement shall be declared to be effective. "Completion Date" shall have the meaning ascribed thereto in the Subscription Agreement.


2.   Conversion Rights.

     (a)  Conversions.

          (i) Subject to the other provisions of this Section 2, the principal and accrued interest on this Note is convertible by Subscriber from time to time after the Completion Date, in whole or in part, into shares of Common Stock at a price for each conversion (the "Conversion Price") equal to the lesser of $2.00 per share (the "Cap") or 80% (the "Percentage") of the average closing bid price (the "Average Price") of the Common Stock on the Nasdaq National Market (or if not listed on the Nasdaq National Market, the Nasdaq SmallCap Market or other national securities exchange or, if not so listed, on the over-the-counter market) during the last 10 trading days prior to such conversion.

         (ii) The Cap shall be equitably adjusted in case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

        (iii) In no event (except as provided in Section 2(a)(iv)) so long as this Note is outstanding shall the Cap exceed (i) the lowest price at which the Company hereafter issues any shares of Common Stock (whether in public or private placements or otherwise, but excluding issuances pursuant to employee or director stock options), or (ii) the lowest actual or potential conversion price of any convertible debenture or other security which the Company issues at any time hereafter (whether in public or private placements or otherwise, but excluding issuances pursuant to employee or director stock options), (iii) the lowest actual or potential exercise price of any warrant or similar security which the Company issues at any time hereafter, but excluding issuances pursuant to employee or director stock options), or (iv) the lowest Cap Equivalent (as hereinafter defined) in any convertible or exercisable security which the Company issues at any time hereafter (whether in public or private placements or otherwise). A "Cap Equivalent" means an amount, similar in concept to the Cap hereunder, which constitutes a ceiling on the conversion or exercise price of any security.

         (iv) In no event shall the Conversion Price be less than the lesser of $.001 or the par value of the Common Stock.

     (b) Limit on Certain Monthly Conversions.

          (i) In no event shall the Holder in any Month (as hereinafter defined) convert more than the lesser of :

               (A) 15% of the initial principal amount of this Note (together with any interest thereon) plus any portion of this Note which could have been, but was not, converted under this Section (b) in prior Months after the Completion Date; or

               (B) 30% of the initial principal amount of this Note (together with any interest thereon).

         (ii) A "Month" as used herein means each of the consecutive 30-day periods which begin on the date of issuance of this Note.

        (iii) By way of example, assume that the Completion Date was October 31, 1997. In each of November and December, Holder will be permitted to convert 15% of the initial principal amount of this Note. If Holder makes a full conversion in November 1997 but does not effect any conversion in December 1997, Holder will be permitted to convert 30% of the initial principal amount of this
               Note in January 1998. If Holder converts 20% of the initial principal amount of this Note in January 1998, Holder will be permitted to convert 25% of the initial principal amount of this
               Note in February 1998.

         (iv) Notwithstanding the foregoing, this Section 2(b) shall not limit any conversion of this Note which occurs when the Average Price during the last ten trading days prior to conversion exceeds $4.00. The $4.00 amount aforesaid shall be equitably adjusted in case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

     (c) The Note shall be convertible at any time only to the extent that Holder would not as a result of such exercise beneficially own more that 4.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, provided, however, that the restrictions contained in this sentence shall not apply to existing shareholders of the Company to the extent such status as an "existing shareholder" is indicated as such on the signature page to the applicable Subscription Agreement. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

     (d)  Certain Redemptions.

          (i) In the event that the Holder proposes to convert all or any portion of the principal or interest of this Note at a conversion price of less than $1.25, the Company shall at its option be entitled to redeem all or any portion of the Note proposed to be converted. Such option shall be exercisable by notice from the Company to the Holder given within two days after the notice of conversion.

         (ii) If the Company shall give such notice of redemption, the Company shall be obligated to pay to the Holder, within 10 business days after the date of such notice of conversion, an amount equal to 135% of the amount of principal proposed to be converted, together with accrued and unpaid interest thereon accrued through the date of such conversion. Such amount shall accrue interest from the date of such conversion until paid at the rate of 11% per annum or, if less, the maximum statutory interest rate in California.

        (iii) The $1.25 amount aforesaid shall be equitably adjusted in case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

     (e) In the event that the Holder elects to exercise its conversion rights hereunder as to any shares, such conversion shall be effective when Holder shall give to the Company written notice of such election (which may be effected by facsimile). The Company shall, within two business days after receipt by the Company of notice of conversion, deliver to the Holder (or, at Holder's request, DWAC) a certificate for the shares of Common Stock into which such conversion was made. Notwithstanding the foregoing, if the provisions of Section 2(d) are applicable to any shares, the conversion of such shares shall not be effective if the Company has given the redemption notice referred to in such Section, provided that Holder may (without limiting its other remedies) again effect conversion of such shares if the redemption payment therefor is not timely made under Section 2(d).

     (f) The principal and accrued interest on this Note shall on October 1, 1999 automatically convert into Common Stock at the then Conversion Price, but only if the Registration Statement and the Company's listing on NASDAQ have both been in effect at all times from and after January 1, 1999, and only if the closing bid price of the Common Stock was not less than $2.00 per share (subject to adjustment as set forth in Section 2(d)(iii) above) on each day from and after August 15, 1999.

     (g)  Reservation of Shares.

          (i) The Company shall at all times reserve for issuance on conversion and exercise of this Note and the Warrant (as defined in the Subscription Agreement) the number of shares of Common Stock which would be issuable under the Warrant and under this Note if the Note were then converted at the lesser of the then Conversion Price or $0.75. The $0.75 amount aforesaid shall be equitably adjusted in case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

         (ii) Notwithstanding the foregoing, Holder understands and agrees that in connection with the issuance of the Notes to all Purchasers the Company has reserved 9,000,000 shares of Common Stock.
               Holder understands and agrees that the issuance of shares upon conversion of the Notes in excess of such 9,000,000 shares in the aggregate upon conversion of such Notes is subject to the availability therefor of additional authorized shares of Common Stock, and that, other than such 9,000,000 shares, the Company currently has no additional authorized shares of Common Stock available for issuance upon conversion of the Notes. The number of shares of Common Stock reserved for issuance upon conversion of the Notes (the "Reserved Amount") shall be allocated pro rata among all Purchasers of Notes based on the aggregate principal amount of Notes purchased by such Purchasers. Each increase of the Reserved Amount shall be allocated pro rata among the holders of such Notes based on the aggregate principal amount held by each holder at the time of the increase in the Reserved Amount. In the event that a holders shall sell or otherwise transfer, in whole or in part, a Note, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount.

        (iii) The Company agrees to seek the approval of its stockholders as soon as practicable after the Completion Date to increase the number of shares of Common Stock authorized under the Company's Certificate of Incorporation from 40,000,000 to 60,000,000, and to effect a reverse split in an amount recommended by the Board of Directors of the Company. Should such approval not be obtained on or before January 31, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times redeem any portion of this Note which is not convertible into shares of Common

               Stock because such conversion would exceed the Holder's pro rata portion of the Reserved Amount and which portion is designated by Holder for redemption (the "Redeemed Portion"), at a redemption price equal to 135% of the principal amount proposed to be converted plus accrued but unpaid interest to the date of demand. The redemption price for each redemption demand shall be payable within 30 business days after such demand is made, and shall accrue interest from the date of demand to the date of payment at 11% per annum or, if less, the maximum statutory interest rate in California.

     (h) The Company shall use its best efforts promptly after the Completion Date and from time to time thereafter, as necessary, to list on NASDAQ all shares of Common Stock which are issuable upon conversion of this Note or on exercise of the Warrant.

     (i) If any consolidation or merger of the Company into another corporation which has a market capitalization of not less than $150 million, or the sale or conveyance of all or substantially all of its assets to any such corporation, shall be effected, then, at the election of the Company, exercisable by notice (an "Automatic Conversion Notice") to the Holder given not later than the 20th business day prior to the consummation of such transaction, this Note shall be deemed automatically converted immediately prior to the consummation of such transaction as provided in Section 2(a), provided that:

          (i) in computing the Conversion Price for such conversion, the Percentage of the Average Price set forth in Section 2(a) shall be 60%; and

         (ii) the securities issuable in respect of the Company's common stock in the transaction shall be immediately freely and publicly tradeable; and

        (iii) the Company shall give to the holder of this Note not less than 20 days' prior written notice of such transaction. For purposes of this Section, "market capitalization" shall mean the product of the number of outstanding shares of the acquiring company's common stock multiplied by the average of the closing bid prices for the acquiring company's common stock (as quoted on a national securities exchange or on NASDAQ) during the 20 trading days prior to the measurement date.


         (iv) Nothwithstanding anything to the contrary contained herein, the holder of this Note shall, if the Note is to be automatically converted pursuant to this Section 2(i), have the right at any time during the 20 day notice period set forth in clause (iii) above, to have this Note (together with any interest thereon) accelerated and paid in full within 5 business days of the holder's written notice to the Company of such holder's election to accelerate.

     (j) If the Company does not timely give an Automatic Conversion Notice in respect of a transaction referred to in Section (i), or if any other consolidation, merger or sale shall be effected, or if any capital reorganization or reclassification of the Common Stock shall be effected, then, as a condition precedent of such transaction, appropriate provision shall be made to the end that conversion rights hereunder (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to the kind of stock, securities or assets which are deliverable in respect of Common Stock upon the consummation of such transaction, to the end that the Holder shall have the right to receive upon conversion the kind of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such transaction had the Note been converted immediately prior to such event.

     (k) So long as this Note is outstanding, if (i) the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) the company shall offer to the holders of the Common Stock for subscription or purchase by them any share of any class of capital stock or any other rights or (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation, merger or other business combination of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 20 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date shall be established for the purpose of such dividend, distribution or rights offering or (y) such reclassification, reorganization, consolidation, merger, conveyance, sale, lease, transfer, dissolution, liquidation or winding up shall take place and the date, if any to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

3. Restriction on Dividends and Redemptions. So long as this Note is outstanding and except as required in this Note or in the Subscription Agreement, the Company shall not declare or pay any dividends on any shares of capital stock, nor shall the Company call for redemption or redeem any shares of any class of its capital stock.

4.  Certain Remedies.

    (a) If the Effective Date has not occurred by the 90th day after the Completion Date, then, in addition to the Holder's other remedies:

         (i) the interest rate under the Note shall be increased to 18% per annum (or, if less, the highest rate permitted by law) until the Effective Date, and

        (ii) at Holder's option, the Note shall remain convertible and accrue interest, until such date as is designated by Holder but not later than 180 days after the Effective Date.

    (b) If the Effective Date has not occurred by the 180th day after the Completion Date, then, in addition to the Holder's other remedies, the interest rate under the Note shall be further increased to 24% per annum (or, if less, the highest rate permitted by law) until the Effective Date.

    (c) In the event the Company fails timely to deliver or DWAC a certificate for shares of Common Stock as required under this Note, or if the Company fails timely to make a redemption payment as required under this Note, then, without limiting Holder's other rights and remedies (including, without limitation, rights and remedies available to Holder upon an event of default), the Company shall forthwith pay to the Holder an amount accruing at the rate of $1,000 per day for each day of such breach for each $100,000 principal amount of this Note, with pro rata payments for principal amounts of more or less than $100,000 or any multiple thereof.

5.  Events of Default and Acceleration of the Note.

     (a) An "event of default" with respect to this Note shall exist if any of the following shall occur, if:

          (i) The Company shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for 15 days after written notice by any Holder of any Note to the Company.

         (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing.

        (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

         (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

     (b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses
          (ii), (iii) or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement.

6. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.

7. Purchase for Investment. The Holder, by acceptance hereof, acknowledges that the Note (and the Common Stock into which the Note is convertible) has not been registered under the Act, covenants and agrees with the Company that such Holder is taking and holding this Note (and the Common Stock into which the Note is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that this Note (and the Common Stock into which the Note is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that transferee is, and has complied with the requirements of, a "permitted transferee" (as defined in Section 3(e) of the Subscription Agreement). This Note may be transferred in whole or in parts of not less than $40,000 principal amount.

8.  Miscellaneous.

     (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as is set forth in the Subscription Agreement or as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

     (b) This Note shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

     (c) The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

     (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

     (f) The Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

     (g) In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

     (h) The Note may be changed or terminated only in writing. No Note (or replacement Note therefor) issued to any Purchaser on the Closing Date (as defined in the Subscription Agreement) may be amended so as to adversely affect the right of the Holder without the prior written consent of the Holder.

     (i) The Holder is entitled to certain registration rights under the Subscription Agreement. Upon each permitted transfer of the Note after the Registration Statement has been declared effective, the Company will within ten business days of notice thereof supplement the Registration Statement to reflect the name of the transferee as a selling stockholder thereunder.


IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth below



Dated: _______________________________


CONNECT, INC.


By:____________________________________

                                   Exhibit B


 Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

 CONNECT, INC.


                                    WARRANT


DATED:

Number of Shares:

Holder:

Address:

_______________________________


1. THIS CERTIFIES THAT the Holder is entitled to purchase from CONNECT, INC., a Delaware corporation (hereinafter called the "Company"), the number of shares of the Company's common stock ("Common Stock") set forth above, at an exercise price equal to $2.50 (the "Exercise Price"). This Warrant may be exercised in whole or in part at any time prior to expiration.

2. All rights granted under this Warrant shall expire on the third anniversary of the date of issuance of this Warrant; provided, however, that the term of the Warrant shall be extended for any amount of time during which (i) the Registration Statement as defined in the Private Placement Purchase Agreement between the Company and the holder of even date herewith (the "Subscription Agreement") is not in effect or a stop order is in effect, (ii) the common stock is not listed and trading on the Nasdaq National Market or (iii) the Registration Statement shall not have been declared effective after the 60th day from the date of the Subscription Agreement.

3. Notwithstanding anything to the contrary contained herein, Holder shall not have the right to exercise this Warrant so long as and to the extent that at the time of such exercise, such exercise would cause the Holder then to be the "beneficial owner" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of five percent (5%) or more of the Company's then outstanding Common Stock provided, however, that the restrictions contained in this sentence shall not apply to existing shareholders of the Company to the extent such status as an "existing shareholder" is indicated as such on the signature page to the applicable Subscription Agreement (as hereinafter defined). The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

4. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated in whole or in part (but as to the Warrants only in parts having not less than 13,333 Underlying Shares), only if registered by the Company under the Securities Act of 1933, as amended (the "Act"), or if the Company has received from counsel to the Holder a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion. Notwithstanding the above, this Warrant may only be transferred to a transferee that is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement). The 13,333 amount aforesaid shall be equitably adjusted in case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

5. The holder of this Warrant is entitled to certain registration rights under the Subscription Agreement. Upon each permitted transfer of this Warrant after the registration statement has been declared effective, the Company will within ten business days after receipt of notice thereof supplement the registration statement to reflect the name of the transferee as a selling shareholder thereunder. The Company shall use its best efforts promptly after the Completion Date and from time to time thereafter, as necessary, to list on NASDAQ all shares of Common Stock which are issuable upon exercise of this Warrant.

6.  Any permitted assignment of this Warrant shall be effected by the Holder by
(i) executing a standard form of assignment, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Holder referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that transferee is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

7. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

8. The term "Holder" should be deemed to include any permitted transferee of record of this Warrant.

9. Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

10. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the Exercise Price and in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

12. The rights represented by this Warrant may be exercised at any time within the period above specified by faxed notice of exercise which is followed within three business days by (i) surrender of this Warrant at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of shares of common stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such shares are being acquired by the Holder for investment and not with a view to their distribution or resale (unless such distribution or resale is permitted under the Act). Notwithstanding the above, unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, such shares may only be transferred to a transferee that is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).
     Within two business days following exercise of this Warrant or any part of this Warrant, the Company shall deliver to Holder, or, at Holder's request, DWAC, certificates evidencing the shares of Common Stock so purchased. Such certificates shall bear appropriate restrictive legends in accordance with applicable securities laws, but shall be unrestricted and bear no legends once the registration statement referred to above has been declared effective. In the event the Company breaches its obligation timely to deliver shares of common stock on conversion, then, without limiting Holder's other rights and remedies, the Company shall forthwith pay to the Holder an amount accruing at the rate of $1,000 per day for each day of such breach for each 20,000 shares of common stock subject to this Warrant, with pro rata payments for shares in an amount less than 20,000.

13. So long as this Warrant shall be outstanding, if (i) the company shall pay any dividend or make any distribution upon the Common Stock, (ii) the Company shall offer to the holders of the Common Stock for subscription or purchase by them any share of any class of capital stock or any other right or (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation, merger or other business combination of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the assets of the assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 20 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date shall be established for the purpose of such dividend, distribution or rights offering or (y) such reclassification, reorganization, consolidation, merger, conveyance, sale, lease, transfer, dissolution, liquidation or winding up shall take place and the date, if any to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

13. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The federal and state courts in New York, New York shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.


IN WITNESS WHEREOF, Connect, Inc. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.


CONNECT, INC.

By__________________________

                                   Exhibit C


                        Form Indemnification Provisions


          (a) The Company will indemnify each Subscriber, each of its officers and directors and partners, and each person controlling such Subscriber within the meaning of Section 15 of the Securities Act, on behalf of which a registration qualification or compliance has been effected pursuant to this Section, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Subscriber, each of its officers and directors, and each person controlling such Subscriber, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Subscriber, controlling person or underwriter and stated to be specifically for use therein.


          (b) Each Subscriber will, if Registrable Securities held by such Subscriber are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Subscriber, each of its officers and directors and each person controlling such Subscriber within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Subscribers, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Subscriber and stated to be specifically for use therein; provided, however, that the liability of a Subscriber for indemnification under this Section shall not exceed the gross proceeds from the offering received by such Subscriber.

          (c) Each party entitled to indemnification under Section (a) or (b) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation .